Exhibit 4.1

                Amendment No. 2 to Registration Rights Agreement
                ------------------------------------------------

     THIS AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT (this "Amendment"), dated as of May 23, 2003, between Geron Corporation, a Delaware corporation (the "Company"), and the undersigned (together with its affiliates, the "Initial Investor").

                                   WITNESSETH:

     WHEREAS, Company and the Initial Investor are parties to that certain Registration Rights Agreement, dated as of June 29, 2000 (the "Series D Registration Rights Agreement");

     WHEREAS, the Company and Initial Investor amended the Series D Registration Rights Agreement pursuant to Amendment No. 1 to the Registration Rights Agreement, dated November 9, 2001;

     WHEREAS, the Initial Investor acknowledges that the Company has filed, and obtained effectiveness of, (i) Registration Statement No. 333-40984 filed by the Company with the SEC and (ii) Registration Statement No. 333-73938 filed by the Company with the SEC, registering the number of shares of Common Stock required pursuant to Section 2(a) of the Series D Registration Rights Agreement at such time of these filings; and

     WHEREAS, the Company and the Initial Investor entered into a Restructuring Agreement, as of May 23, 2003 (the "Second Restructuring Agreement"); and

     WHEREAS, the parties to the Series D Registration Rights Agreement desire to modify and amend certain provisions of the Series D Registration Rights Agreement as set forth below in connection with the issuance of the Restated Series D Debentures and Restated Series D Warrants (as such terms are defined in the Second Restructuring Agreement) pursuant to the Second Restructuring Agreement.

     NOW, THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Company and the Initial Investor acknowledge and agree that Section 1(a)(iii) of the Series D Registration Rights Agreement is hereby amended and restated in its entirety as follows:

          (iii) "Registrable Securities" means (A) the Debenture Shares (as defined in the Restructuring Agreement, dated May 23, 2003, by and between the Company and the Initial Investor (the "Second Restructuring Agreement")) issued or issuable upon conversion of or otherwise pursuant to the Restated Series D Debentures (as defined in the Second Restructuring Agreement) (including, without limitation, shares of Common Stock issued or issuable in respect of interest or in redemption of the Restated Series D Debentures in accordance with the terms of the Restated Series D Debentures and Section 2(c) herein); (B) the Warrant Shares (as defined in the Second Restructuring Agreement) issued or issuable upon exercise of or otherwise pursuant to the Restated Series D Warrants (as defined in the Second Restructuring Agreement); and (C) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.

     This Amendment shall form and be a part of the Series D Registration Rights Agreement. This Amendment shall modify the Series D Registration Rights Agreement solely as to the terms which are expressly stated herein, and all other terms and conditions of the Series D Registration Rights Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Unless otherwise specified herein, capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Second Restructuring Agreement.

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     IN WITNESS WHEREOF, the Company and the Initial Investor have caused this
Amendment to be executed and delivered as of the date first written above.


                                     GERON CORPORATION


                                     By: /s/ DAVID L. GREENWOOD
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     RGC INTERNATIONAL INVESTORS, LDC


                                     By:  Rose Glen Capital Management, L.P.,
                                          Investment Manager

                                          By: RGC General Partner Corp.,
                                          as General Partner

                                     By: /s/ GERALD STAHLECKER
                                        ----------------------------------------
                                             Gerald Stahlecker
                                             Managing Director





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